Exhibit 99.1

CareMax Enters into Agreement to Acquire DNF Medical Centers to Further Expand Central Florida Presence

Acquisition Will Add Six Medical Centers and More Than 4,000 Medicare Advantage Members

Miami, FL – July 6, 2021 -- CareMax, Inc. (“CareMax”) (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today it has entered into a definitive agreement to acquire DNF Medical Centers (“DNF”), a leading medical practice in the Orlando Metro area that will add six medical centers serving more than 4,000 Medicare Advantage members to CareMax. CareMax intends to use DNF as the foundation for its further expansion in the Central Florida and Tampa Bay region, a market with more than 2 million Medicare-eligible beneficiaries.

“We are excited to grow CareMax’s presence in Central Florida,” commented Carlos de Solo, Chief Executive Officer of CareMax. “DNF represents an important opportunity for CareMax to bring our model of high-quality, compassionate care to more seniors in the region. We plan to utilize DNF’s large, multi-dimensional medical centers as the foundation to grow our regional operations team in Central Florida and accelerate our planned de novo growth and strategic add-ons in the area.”

“After serving the Orlando community for over 15 years, we’re excited for our beloved patients, providers, and employees to join CareMax, who we are confident will preserve the legacy left by my father, Norberto Fleites Sr.,” said Norberto Fleites Jr., son of DNF’s Founder, Dr. Norberto Fleites. “We have the utmost respect for the quality of patient care and capabilities that CareMax provides, and we look forward to the DNF team joining CareMax to reach more people in our community than ever before.”

The transaction will bring the total number of medical centers that CareMax operates to 42 and total membership to approximately 66,000 patients, including approximately 26,000 Medicare Advantage members. CareMax plans to deploy multiple near-term growth levers for DNF, including:

•	Deploying CareMax’s proprietary technology platform, CareOptimize, to provide data, analytics and rules-based decision tools/workflows for DNF care teams to customize high-touch, care and improve medical loss ratios;
•	Leveraging DNF’s large, high quality medical centers to continue to add multi-specialty care and other ancillary services to provide whole person care to patients in the Central Florida region;
•	Utilizing CareMax’s sales and marketing infrastructure and health plan relationships to drive organic growth to fill existing capacity in DNF’s clinics (currently at less than 25% capacity); and
•	Working with the DNF leadership team to identify additional underserved communities in the Central Florida and Tampa Bay markets that would benefit from the CareMax model and new de novo buildouts.

The transaction is subject to customary closing conditions and is expected to close during the third quarter. CareMax expects the transaction to be immediately accretive. Additional information regarding the transaction will be included in a Current Report on Form 8-K to be filed by CareMax with the U.S. Securities and Exchange Commission.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, whether the conditions to closing the acquisition of DNF will be satisfied; the Company's ability to expand its business and the business of DNF; the Company's ability to integrate DNF into the Company; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage or Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on the Company's business and results of operation; and the Company's ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Contacts:

CareMax, Inc.

Gordon Carroll

gordon.carroll@caremax.com

Roger Ou

roger.ou@caremax.com

Investor Relations

The Equity Group Inc.

Devin Sullivan

Senior Vice President

dsullivan@equityny.com

(212) 836-9608